                                                                    Exhibit 12.1

               Wilsons The Leather Experts Inc. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (In Thousands, Except Ratios)

                                                                             Predecessor Companies
                                         -------------------------------------------------------------------------------------------
                                                                                                                            Eight
                                                         Years Ended December 31,              Five Months Ended           Months
                                         ----------------------------------------------------------------------------       Ended
                                                                                               May 27,      May 25,      January 27,
                                          1992        1993           1994         1995          1995         1996           1996
                                         -------------------------------------------------------------------------------------------
Income (loss) before income taxes        $40,512    $12,094       $(15,700)    $(183,515)    $(33,465)    $(17,744)      $(150,239)

Fixed charges:
  Interest expense (including amortiza-
     tion of deferred financing costs)     6,909      5,102          8,393        10,463        3,396        1,581           7,400
  One-third of the rent expense
     from operating leases                10,225     12,342         13,839        13,874        5,643        4,791           9,251
                                         -------    -------       --------     ---------     --------     --------       ---------
     Fixed charges                       $17,134    $17,444       $ 22,232     $  24,337     $  9,039     $  6,372       $  16,651
                                         ========   =======       ========     =========     ========     ========       =========
     Earnings (loss), as defined         $57,646    $29,538       $  6,532     $(159,178)    $(24,426)    $(11,372)      $(133,588)
                                         ========   =======       ========     =========     ========     ========       =========
  Fixed charges                          $17,134    $17,444       $ 22,232     $  24,337     $  9,039     $  6,372       $  16,651
                                         ========   =======       ========     =========     ========     ========       =========
Ratio of earnings to fixed charges           3.4x       1.7x           0.3x            -            -            -               -
                                         ========   =======       ========     =========     ========     ========       =========

                                                                                Combined
                                           Company                              Companies             Company
                                        -------------                           ---------             -------
                                           Period
                                            From
                                          Inception                             Twenty-seven
                                           (May 26,      Pro Forma                 Weeks             Twenty-six
                                           1996) to      Year Ended                Ended            Weeks Ended
                                         February 1,    February 1,              August 3,           August 2,
                                             1997           1997                   1996                 1997
                                         -------------------------------------------------------------------------------------------
Income (loss) before income taxes        $ 39,434         $ 13,300             $  (30,217)         $  (31,052)

Fixed charges:
  Interest expense (including amortiza-
     tion of deferred financing costs)      6,002           11,000                  2,666               3,661
  One-third of the rent expense
     from operating leases                  9,649           12,500                  5,681               5,556
                                         --------         --------             ----------          ----------
     Fixed charges                       $ 15,651         $ 23,500             $    8,347          $    9,217
                                         ========         ========             ==========          ==========
     Earnings (loss), as defined         $ 55,085         $ 36,800             $  (21,870)         $  (21,835)
                                         ========         ========             ==========          ==========
  Fixed charges                          $ 15,651         $ 23,500             $    8,347          $    9,217
                                         ========         ========             ==========          ==========
Ratio of earnings to fixed charges            3.5x             1.6x                     -                   -
                                         ========         ========             ==========          ==========